REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors,
  The Travelers Corporation:

We have audited the accompanying balance sheets of The Travelers Corporation and Subsidiaries (the "Company") as of December 31, 1993 and 1992, and the related consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1993 (the "Preacquisition Consolidated Financial Statements"). These Preacquisition Consolidated Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Preacquisition Consolidated Financial Statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Preacquisition Consolidated Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Preacquisition Consolidated Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Preacquisition Consolidated Financial Statements. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Notes 1 and 23, as of the close of business on December 31, 1993, the Company was acquired in a purchase business combination by The Travelers Inc. (formerly Primerica Corporation). The accompanying Preacquisition Consolidated Financial Statements, which include only those accounts of the Company immediately prior to it being acquired, were prepared for the purpose of complying with the requirements of the Staff of the Securities and Exchange Commission for inclusion in the Form 10-K of The Travelers Inc. These Preacquisition Consolidated Financial Statements are not intended to be a complete presentation of the Company's financial statements after its acquisition.

In our opinion, the Preacquisition Consolidated Financial Statements referred to above present fairly, in all material respects, the preacquisition consolidated financial position of The Travelers Corporation and Subsidiaries as of December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Notes 2, 13, 14 and 15 to the Preacquisition Consolidated Financial Statements, the Company changed its method of accounting and reporting for reinsurance in 1993 and its method of accounting for postretirement benefits other than pensions, accounting for income taxes and accounting for foreclosed assets in 1992.



/s/ Coopers & Lybrand

Coopers & Lybrand
Hartford, Connecticut
January 24, 1994